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                                                                    EXHIBIT 99.1


WILLBROS GROUP, INC.                                 (WILLBROS GROUP, INC. LOGO)


NEWS RELEASE                              CONTACT:    Michael W. Collier
                                                      Investor Relations Manager
                                                      Willbros USA, Inc.
                                                      (713) 403-8016

FOR IMMEDIATE RELEASE                                 Jack Lascar/Partner
                                                      DRG&E
                                                      (713) 529-6600


                        WILLBROS UPDATES STATUS OF AUDIT
                             COMMITTEE INVESTIGATION

           o  DISCUSSES EXPECTED FINANCIAL IMPACT ON RESTATEMENTS
           o  DISCUSSES EXPECTED RESULTS FOR THE YEAR ENDED
              DECEMBER 31, 2004 AND THE QUARTER ENDED MARCH 31, 2005
           o  DISCUSSES FINANCIAL OUTLOOK FOR 2005
           o  SCHEDULES CONFERENCE CALL FOR TUESDAY,
              MAY 17, 2005 AT 9:00 A.M. EASTERN TIME


HOUSTON, TEXAS - MAY 16, 2005 - Willbros Group, Inc. (NYSE: WG) provided an update today on its Audit Committee's independent internal investigation and on its expected financial results. The Audit Committee has substantially completed its investigation. The Company and its external auditors are reviewing and analyzing the results of the Audit Committee's investigation in order to finalize the Company's financial statements.

AUDIT COMMITTEE INVESTIGATION

As previously reported in January 2005, the Company's Audit Committee, with the assistance of independent counsel, has been carrying out an investigation into the activities of James K. Tillery, the former President of Willbros International, Inc. ("WII"), and other employees and consultants of WII and its subsidiaries. WII and its wholly


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owned subsidiaries operate internationally outside the United States and Canada
("Willbros International"). WII is a wholly owned subsidiary of Willbros Group, Inc.

Mr. Tillery resigned without severance benefits from Willbros International, Inc. on January 6, 2005, as a direct result of senior management's preliminary investigation into a tax matter in Bolivia. After Mr. Tillery's resignation, the Company discovered numerous documents and encrypted computer files indicating that Mr. Tillery may have been concealing other improper activities. Senior management promptly brought this information to the attention of the Audit Committee which then launched its own independent investigation.

The investigation conducted by the Audit Committee confirmed that Mr. Tillery and others who directly or indirectly reported to him violated Company policies and possibly the laws of several countries, including the United States. Based on the Audit Committee's independent investigation and on information obtained by senior management, the Company has determined the following:

     o Mr. Tillery and other Willbros International employees or consultants owned interests in enterprises with whom Willbros International did business, and may have usurped corporate opportunities, received payments and other improper benefits from consultants, suppliers or competitors. Mr. Tillery and these others appear to have benefited personally as a result of such transactions. Their failure to disclose such activities may constitute a violation of United States law, or the laws of other countries.

     o Mr. Tillery and other Willbros International employees or consultants may have directly and indirectly promised to make, made, caused to be made, or approved payments to government officials in Bolivia, Nigeria and Ecuador, and possibly to client personnel in one or more of those countries. Mr. Tillery may have also acquiesced in, or approved, a prior commitment by another to make an improper future payment in Mexico. These activities and, in some cases,


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         their possible mischaracterization on Willbros International's financial records, may constitute violations of the United States Foreign Corrupt Practices Act ("FCPA"), other laws of the United States, or the laws of other countries.

     o Under the direction of Mr. Tillery and other Willbros International employees or consultants, certain subsidiaries of WII filed false tax returns, failed to file required tax returns, and failed to pay certain taxes in locations outside the United States.

     o Mr. Tillery and other Willbros International employees or consultants may have engaged in discussions with competitors and others regarding bids for projects outside the United States. These discussions may have been in violation of United States law or the laws of other countries.

     o Following Mr. Tillery's resignation, Willbros International employees and former consultants may have contravened Company directives and continued to carry out some of the activities described above.

The process and results of the Audit Committee's investigation have been voluntarily reported to both the United States Securities and Exchange Commission ("SEC") and the United States Department of Justice ("DOJ"), which are currently investigating these matters. The Company is cooperating fully with these governmental authorities.

The Company, including the Audit Committee, is continuing to examine certain of Willbros International's operations to determine whether there are any other improper or illegal activities by Mr. Tillery or others. It is possible that additional instances of improper or illegal behavior could be identified in the future. The Company has already taken a variety of remedial actions in response to the findings of the Audit Committee and will continue to evaluate the necessity of taking additional remedial actions.


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The Company cannot predict the outcome of any investigations conducted by the
SEC, the DOJ or other governmental authorities, whether they will result in legal proceedings against the Company, or whether the Company will be subject to civil or criminal fines or penalties or other regulatory action which could have a material adverse effect on the Company's business and results of operations. If the Company or one of its subsidiaries is found to have violated the FCPA, that entity could be subject to civil penalties of up to $650,000 per violation and criminal penalties of up to the greater of $2 million per violation or twice the gross pecuniary gain resulting from the improper conduct. The Company and its subsidiaries could also be barred from participating in future United States government contracts. There may be other penalties that could apply under other laws of the United States or the laws of other countries.

In addition to the liability of the Company or its subsidiaries that could arise out of the governmental proceedings described above, there are other adverse effects that could occur as a result of the foregoing, including the following:

     o The net, uninsured expense of responding to anticipated investigations by governmental authorities and fulfilling the Company's obligations to fund director and officer legal costs could adversely affect results of operations.

     o The Company's refusal to make improper payments, or to permit others to do so on its behalf, may negatively affect ongoing international operations, particularly in Nigeria.

     o The competitors of the Company may be able to exploit these circumstances to the disadvantage of the Company.

The discovery of the circumstances described above has also led the Audit Committee and the Company to conclude that material weaknesses existed in the Company's internal controls and procedures. The Company is in the process of implementing an


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enhanced system of internal controls and procedures designed to eliminate these recently discovered weaknesses including, among others:

     o Realignment of the reporting of the financial staff in all business units directly to the Corporate Controller's Office;

     o Adoption of a more frequent rotation policy for the operations and financial staff at the business unit level;

     o   Implementation of an enhanced, stand-alone FCPA Compliance Program;

     o   Implementation of an enhanced Whistle Blower policy;

     o Appointment of a senior-level Company employee reporting to the Audit Committee with primary responsibility for implementation, oversight and enforcement of Corporate Governance Policies;

     o   Expansion of internal audit staff;

     o   Internal control improvements related to cash disbursements; and

     o Expanded review by corporate tax personnel of all tax liability accounts on a quarterly basis.

There is no assurance that enhanced controls and procedures will eliminate all future inaccuracies or potential violations of law.

The Company has initiated certain recovery measures against some who have compromised the interests of the Company. The Company will continue with its recovery effort and is assessing all of its options in that regard.

EXPECTED FINANCIAL RESTATEMENT

The previously announced financial restatements for the years ended December 31, 2002, and 2003, and the first three quarters of 2004 will incorporate the results of the Audit Committee's investigation, and a review of the Company's financial records. The estimated financial impact of those restatements on the referenced periods are expected to be as follows:


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For the year ended December 31, 2002, reductions in net income ranging from $4.3 to $5.0 million and consisting of:

     o   $3.1 to $3.3 million related to Bolivian taxes, penalties and interest;
         and

     o $1.2 to $1.7 million related to underpayment of Nigerian payroll taxes and other accounting adjustments.

For the year ended December 31, 2003, reductions in net income ranging from $1.5 to $2.1 million and consisting of:

     o   $1.0 to $1.3 million related to Bolivian taxes, penalties and interest;
         and

     o $0.5 to $0.8 million related to underpayment of Nigerian payroll taxes and other accounting adjustments.

For the three quarters ended September 30, 2004, reductions in net income ranging from $1.4 to $2.1 million and consisting of:

     o   $1.0 to $1.4 million related to Bolivian taxes, penalties and interest;
         and

     o $0.4 to $0.7 million related to underpayment of Nigerian payroll taxes and other accounting adjustments.

The total financial statement impact of the restatements for the periods discussed above is currently estimated to be a reduction in net income ranging from $7.2 to $9.2 million. During this same timeframe the Company recorded net income before restatements of approximately $20.8 million.

EXPECTED 2004 RESULTS

Based on current information, the Company expects to report a loss in the range of $11.5 to $12.0 million for the full year 2004. In addition to the restatement amounts noted above, full year 2004 results were negatively impacted by:


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     o   Increased reserves for accounts receivable and warranty work, primarily in Nigeria;

     o Reductions of estimated contract margins on work in progress at year-end in Nigeria; and

     o Increases in general and administrative expenses ("G&A") related to external audit and Sarbanes-Oxley compliance.

The investigation disclosed that during the years ended December 31, 2002, 2003 and 2004, the Company (1) made related party payments of $33.2 million and (2) recorded $10.8 million in revenue with respect to entities where Mr. Tillery appears to have had an ownership interest or over whose operations he appears to have exercised some level of control. The related party payments were mainly in connection with marine vessel charters, diving services and consulting services for projects in Nigeria, Bolivia and Ecuador.

FIRST QUARTER 2005

As reported previously, the Company incurred costs of approximately $1.5 million associated with the performance of the Audit Committee's independent internal investigation through March 1, 2005. Total costs for the investigation in the quarter ended March 31, 2005 were approximately $4.0 million, including the previously reported amount. Currently, management expects to record revenue of approximately $135 to $140 million and a loss of approximately $5.0 to $7.0 million for the quarter ended March 31, 2005, including the costs for the internal investigation. In addition to the investigation costs noted above, first quarter 2005 results were negatively impacted by:

     o   Increased contract and indirect costs in Nigeria;

     o   The Company declining to perform a contract in Ecuador; and

     o Lower than anticipated margins on liquids extracted at the Company's Opal facility.


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ESTIMATES SUBJECT TO CHANGE

All of the estimates presented above are subject to change based upon the further review and analysis of the results of the Audit Committee's investigation by management and the Company's external auditors.

GUIDANCE FOR 2005

The Company is withdrawing its guidance for the remainder of 2005 due to the following uncertainties associated with its operations this year:

     o   Ongoing costs associated with current and anticipated investigations;

     o Increased costs associated with actions taken to improve internal controls; and

     o Potential negative impact on contract margins in Nigeria due to changes in management, business relationships and business practices.

CREDIT FACILITY

Based on the anticipated results for 2004 and the first quarter of 2005, the Company expects to have a technical default under its Credit Agreement related to non-compliance with a financial covenant. The Company is currently working with its banks to obtain a waiver of this covenant and believes that it will obtain the waiver. However, until this waiver is finalized, the Company cannot access the credit facility for the issuance of new letters of credit or borrowings. There are no borrowings under the credit facility as of this date and there are currently approximately $45 million in letters of credit outstanding under the facility.


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CONFERENCE CALL

In conjunction with this release, Willbros has scheduled a conference call, which will be broadcast live over the Internet, on Tuesday, May 17, 2005, at 9:00 a.m. Eastern Time (8:00 a.m. Central).

What:       Status update

When:       Tuesday, May 17, 2005 - 9:00 a.m. Eastern Time

How: Live via phone - By dialing (303) 262-2139 and asking for the Willbros call 10 minutes prior to the start time. Or live over the Internet by logging on to the web address below.

Where: http://www.willbros.com. The webcast can be accessed from the home page.

For those who cannot listen to the live call, a replay will be available through May 24, 2005, and may be accessed by calling (303) 590-3000 using pass code 11030614. Also, an archive of the webcast will be available shortly after the call on www.willbros.com. for a period of 12 months.

Willbros Group, Inc. is an independent contractor serving the oil, gas and power industries, providing engineering and construction, and facilities development and operations services to industry and government entities worldwide. For more information on Willbros, please visit our web site at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including those discussed above and such things as the potential for additional investigations, fines and penalties by government agencies, the financial impact of the internal investigation, litigation that may arise from the investigation, the outcome of the potential SEC and Department of Justice investigations, including review and restatement of its previously announced or filed financial results and the costs and expenses associated therewith; the audit of the restated financial statements; the identification of one or more other issues that require restatement of one or more prior period financial statements; the completion and audit of Willbros' 2004 financial statements; the communication by Willbros' management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; availability of quality management, availability and terms of capital; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company's loan agreements and indentures; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures, oil, gas, gas liquids and power prices and demand, the amount and location of planned pipelines, the effective tax rate of the different countries where the work is being conducted, development trends of the oil, gas and power industries, changes in the political and economic environment of the countries in which the Company has operations, as well as other risk factors described from time to time in the Company's documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

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